   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 2005
                                                REGISTRATION NO. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                             METAL MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                        94-2835068
(STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION)                              NUMBER)

                        500 N. DEARBORN STREET, SUITE 405
                                CHICAGO, IL 60610
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 ---------------

               METAL MANAGEMENT, INC. EMPLOYEE STOCK PURCHASE PLAN

                            (FULL TITLE OF THE PLAN)

                                 ---------------

                                 ROBERT C. LARRY
                             CHIEF FINANCIAL OFFICER
                             METAL MANAGEMENT, INC.
                        500 N. DEARBORN STREET, SUITE 405
                             CHICAGO, ILLINOIS 60610
                                 (312) 645-0700

                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------

                                   COPIES TO:

                              E. WILLIAM BATES, II
                               KING & SPALDING LLP
                           1185 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 556-2100

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed Maximum    Proposed Maximum    Amount of
         Title of Securities              Amount        Offering Price Per  Aggregate Offering  Registration
          to be Registered         to be Registered(1)       Share(2)             Price(2)           Fee
---------------------------------  -------------------  ------------------  ------------------  ------------
Common Stock, par value $0.01 per       1,000,000              $26.64            $26,640,000      $3,135.53
share

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers such indeterminate number of additional shares as may be offered and issued under the plan to prevent dilution resulting from any equity restructuring or change in capitalization of the Registrant, including, but not limited to, spin offs, stock dividends, large non-recurring dividends, rights offering, stock splits or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) on the basis of the average of the high and low sale prices of the Registrant's common stock as reported on The Nasdaq National Market on September 14, 2005.

================================================================================

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 relates to 1,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Registrant to be issued under the Registrant's Employee Stock Purchase Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the Plan, as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference into this Registration Statement:

      1. The Registrant's Annual Report on Form 10-K for the year ended March 31, 2005.

      2. The Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 2005.

      3. The Registrant's Current Reports on Form 8-K dated May 12, 2005, May 27, 2005, July 22, 2005 and August 12, 2005.

      4. The portions of the Registrant's Proxy Statement for its 2005 Annual Meeting of Stockholders that have been incorporated by reference into its Annual Report on Form 10-K.

      5. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 000-14836) dated August 23, 2001, filed under Section 12(g) of the Exchange Act.

      In addition, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "DGCL"), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

      The Registrant's amended and restated certificate of incorporation provides that none of the Registrant's directors will be liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Registrant's amended and restated certificate of incorporation and amended and restated bylaws require indemnification of any person who was or is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because of his or her status as a director, officer, employee or agent of the Registrant, or service at the Registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The Registrant is obligated to pay these amounts only if the director, officer, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Registrant's best interests. Further, the Registrant's amended and restated bylaws provide the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the Registrant's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8. EXHIBITS.

      A list of exhibits filed with this Registration Statement is in the
Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 13th day of September, 2005.

                                      METAL MANAGEMENT, INC.

                                      By: /s/ Robert C. Larry
                                          --------------------------------------
                                          Robert C. Larry
                                          Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes each of Daniel W. Dienst and Robert C. Larry his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments (including any post-effective amendments and supplements) to this registration statement, and any additional registration statements filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of September, 2005.

     /s/ Daniel W. Dienst      Chairman of the Board, Chief Executive Officer,
-----------------------------  President and Director
       Daniel W. Dienst        (Principal Executive Officer)

     /s/ Robert C. Larry       Executive Vice President, Finance and Chief
-----------------------------  Financial Officer
       Robert C. Larry         (Principal Financial Officer)

     /s/ Amit N. Patel         Vice President, Finance and Controller
-----------------------------  (Principal Accounting Officer)
       Amit N. Patel

     /s/ John T. DiLacqua      Director
-----------------------------
       John T. DiLacqua

     /s/ Robert Lewon          Director
-----------------------------
       Robert Lewon

     /s/ Kevin P. McGuinness   Director
-----------------------------
       Kevin P. McGuinness

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 13th day of September, 2005.

                                        METAL MANAGEMENT, INC. EMPLOYEE STOCK
                                        PURCHASE PLAN

                                        By:   /s/ Gerald E. Morris
                                            ------------------------------------
                                            Gerald E. Morris, Chairman
                                            Compensation Committee of the
                                            Board of Directors

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION
-------   ----------------------------------------------------------------------
4.1       Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form
          10-K for the year ended March 31, 2001)

4.2 Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended
          March 31, 2003)

4.3       Series A Warrant Agreement, dated June 29, 2001 by and among Metal
          Management, Inc. and LaSalle Bank National Association, as Warrant
          Agent (incorporated by reference to Exhibit 4.1 of the Registrant's
          Annual Report on Form 10-K for the year ended March 31, 2001)

4.4       Form of Series B Warrant Agreement (incorporated by reference to
          Exhibit 4.3 of the Registrant's Annual Report on Form 10-K for the year ended March 31, 2001)

4.5       Form of Series C Warrant Agreement (incorporated by reference to
          Exhibit 4.4 of the Registrant's Annual Report on Form 10-K for the year ended March 31, 2001)

4.6       Credit Agreement, dated as of June 28, 2004, among Metal Management,
          Inc. and LaSalle Bank National Association (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K dated
          June 28, 2004)

4.7       Amendment No. 1 to Credit Agreement, dated March 1, 2005, among Metal
          Management, Inc. and LaSalle Bank National Association (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form
          8-K dated March 1, 2005)

4.8       Amendment No. 2 to Credit Agreement, dated May 9, 2005, among Metal
          Management, Inc. and LaSalle Bank National Association (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form
          8-K dated May 12, 2005)

4.9       Metal Management, Inc. Employee Stock Purchase Plan

5.1       Opinion of King & Spalding LLP

23.1      Consent of Independent Registered Public Accounting Firm

23.2      Consent of King & Spalding LLP (included as part of Exhibit 5.1)

24.1      Power of Attorney (included in signature pages)